UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 13, 2013

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On February 13, 2013, at a meeting of Radian Group Inc.’s (the “Company”) board of directors, Ronald W. Moore, a director of the Company since 1992, announced his decision to retire from the board, effective upon the completion of his current term at the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”).  In addition, at the February 13th board meeting, consistent with the Company’s previously disclosed intentions to reduce the size of the board over time, the board approved a reduction in the size of the board from 12 to 11 members, effective upon Mr. Moore’s retirement.  The Company’s board of directors set Wednesday, May 15, 2013, as the date for the Company’s 2013 Annual Meeting.  Stockholders of record as of the close of business on Monday, March 18, 2013, will be eligible to vote at the 2013 Annual Meeting.

On February 19, 2013, the Company issued a news release announcing the retirement of Mr. Moore. A copy of the Company’s press release relating to these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	February 19, 2013	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Radian Group Inc. News Release dated February 19, 2013

* Furnished herewith.